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   *CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
    HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.



                                                                   Exhibit 10.12



                                    AGREEMENT

This Agreement (the "Agreement") is entered and if effective as of the 1st day of January 1994 between Imperial Chemical Industries PLC whose registered office is situated at Imperial Chemical House, Millbank, London SW1P 3JF (hereinafter "ICI") and ICI Composites Inc., of 2055 East Technology Circle, Tempe, Arizona 85284 (hereinafter "COMPOSITES").

WHEREAS, ICI has facilities and personnel capable of carrying out research and development work in the Field as hereinafter defined, and

WHEREAS, COMPOSITES wishes to retain ICI to conduct research and development work in the Field.

NOW THEREFORE, in consideration of good and valuable consideration and of the mutual covenants herein contained and intending to be legally bound, ICI and COMPOSITES agree as follows:

1.   DEFINITIONS.

     As used herein, the following terms shall have the following meanings:

1.1 "Field" means the development, analysis and testing of polymers, resins and reinforced composite materials and basic and specialised research regarding the same.

1.2 "Intellectual Property" means invention, patents and patent applications, trade secrets, copyrights, maskworks, designs, know-how, proprietary tools, methodologies, processes, materials, documentation and other intellectual property rights.

1.3 "Composites IP" means all Intellectual property arising from work done hereunder.

1.4 "Service Provider" means relevant personnel of the Characterization Analytical & Polymer Science ("CAPS") Group within the Wilton Centre of ICI as presently constituted or as restructured during the term of this Agreement.

2.   RESEARCH AND DEVELOPMENT SERVICES.

2.1 On the terms and subject to the conditions of this Agreement, ICI agrees to provide to COMPOSITES, and COMPOSITES agrees to utilise the services of the Service Provider (the "Services") in the Field for projects agreed in writing between ICI and COMPOSITES from time to time but at a minimum as described in paragraph 2.2 below.

2.2 ICI and COMPOSITES shall agree at least 3 months prior to the beginning of each calendar year during the term of this Agreement on (a) the level of effort (in terms of manpower) for which Services will be utilized during the following calendar year and (b) the estimated cost (based on the expected actual costs including full overhead recovery) of the Services for such level of effort, provided however that COMPOSITES shall not be
     obligated to pay more than [   *   ] of the estimated cost of the Services
     without its express written agreement. In the event that agreement under this Section 2.2 cannot be reached,


                   *CONFIDENTIAL MATERIAL REDACTED AND FILED
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     the level of effort shall remain at the level of effort of the then current calendar year.

2.3 ICI shall provide COMPOSITES with such reports and progress updates regarding Services provided hereunder as COMPOSITES shall reasonably request. In addition, within thirty (30) days following the end of each calendar year during the term of this Agreement, ICI shall provide COMPOSITES with a summary of topics and areas of study, research and development to which it has devoted attention on behalf of COMPOSITES during such year together with a statement of ICI's progress toward established goals and summary of ICI's finding in conjunction therewith. This report shall be cross referenced with individual project reports and numbers as applicable.

3.   PAYMENTS.

3.1 COMPOSITES shall pay the following charges for the Services: [ * ] of the actual costs attributable to providing the Services as detailed in the estimate provided for under paragraph 2.2 above.

3.2 ICI shall invoice COMPOSITES quarterly, within sixty (60) days of the end of each calendar quarter.

3.3 COMPOSITES shall pay the amount of each invoice within thirty (30) days of the date of the invoice.

4.   INTELLECTUAL PROPERTY.

4.1  COMPOSITES IP shall be the exclusive property of COMPOSITES.

4.2 The decision to apply for patents on any of COMPOSITES IP shall be solely at the discretion of COMPOSITES. Should COMPOSITES decide to seek patent protection, ICI, at the expense of COMPOSITES, agrees to execute or cause to be executed any assignment and/or other document as may be required to obtain such patent protection and to vest title thereto in COMPOSITES.

5.   CONFIDENTIALITY.

5.1 ICI will take all reasonable steps to ensure that the information acquired from COMPOSITES hereunder and COMPOSITES IP is not for a period of ten (10) years following the date hereof disclosed to any third party either by ICI or by those of its employees to whom the same must necessarily be communicated in the course of their duties PROVIDED THAT ICI shall not be obligated to maintain secrecy in respect of any information which was already known to it at the date of receipt or development hereunder without obligation of secrecy or which subsequently comes into the public domain from sources other than ICI or which ICI lawfully acquires from a third party with the right to disclose the same.


                   *CONFIDENTIAL MATERIAL REDACTED AND FILED
                         SEPARATELY WITH THE COMMISSION


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6.   TERM AND TERMINATION.

6.1 This Agreement shall be for an initial term of two years (i.e., until December 31, 1995) and thereafter shall be automatically renewed for additional one year periods (which shall correspond to calendar years) unless earlier terminated by either party in accordance with Section 6.2.

6.2 Either party may terminate this Agreement at any time by providing written notice to the other party at lest twelve (12) months prior to the effective date of such termination.

6.3 In the event that notice of termination is given pursuant to Section 6.2 and the effective date of such termination is after the end of the then current term (calendar year) of the Agreement (the period between the end of the current term (calendar year) of the Agreement and the effective date of termination of the Agreement is hereinafter called the "Concluding Partial Term"), then in such event the parties shall mutually agree within thirty (30) days following receipt of such termination notice on the scope of Services, the corresponding level of effort and the estimated cost thereof to be provided by ICI to COMPOSITES during the Concluding Partial Term; provided, however, that , in the absence of agreement and not withstanding the provisions of Section 2.2, the level of effort in the provision of Services by ICI during the Concluding Partial Term shall be that level of effort the cost of which is at least equal to seventy-five percent (75%) of the cost of Services provided by ICI during the last full term (calendar year) of the Agreement on a pro rata basis.

6.4 Termination of this Agreement shall not relieve ICI of its obligations hereunder with respect to Confidentiality or COMPOSITES IP.

6.5 Immediately following termination of this Agreement, ICI shall deliver to COMPOSITES, at COMPOSITES' expense, such documentation as may exist at ICI's facilities or within ICI's control which represents, embodies or contains COMPOSITES IP, provided, however, that ICI may redact therefrom information which does not constitute COMPOSITES IP and may retain a copy thereof.

7.   EXCLUSION OF LIABILITY.

7.1 ICI shall not be liable to COMPOSITES for any loss, expense, claim or damage arising out of or allegedly arising out of use by COMPOSITES of any COMPOSITES IP. All Services provided hereunder shall be on a best efforts basis only without warranty of any kind.

7.2 COMPOSITES shall not be liable to ICI for any loss, expense, claim or damages arising out of or allegedly arising out of the performance of Services by ICI at ICI's facilities.

7.3 ICI does not warrant that the use of any of COMPOSITES IP does not constitute infringement of patents of persons not party hereto and further ICI does not assume any responsibility for any such infringement; provided, however, that, at COMPOSITES'


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     specific request and expense, ICI shall use reasonable efforts to investigate whether COMPOSITES IP infringes patents of such other persons and shall notify COMPOSITES of the results of such investigations.

7.4 No license, right or immunity is granted by implication or otherwise with respect to any Intellectual Property of ICI except as specifically set forth in this Agreement.

8.   MISCELLANEOUS.

8.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, successors and assigns.

8.2 This Agreement shall be construed and interpreted in accordance with the laws of Delaware, USA.

9.   NOTICES.

9.1 Any notice, or payment provided for in this Agreement shall be deemed sufficiently given when sent by certified or registered mail addressed to the other party at its address appearing on the first page hereof or to such other addresses as the parties shall have specified to each other for this purpose from time to time.

10. IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorised representatives as of the date and year first above written.

1.   IMPERIAL CHEMICAL INDUSTRIES
     PLC

2.   By: /s/

3.   Title: Wilton Research Support Group Manager


4.   ICI COMPOSITES INC.

5.   By: /s/ Carl W. Smith

6.   Title: President


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